Exhibit 99.2

EXECUTION VERSION

RESTRUCTURING AND PLAN SUPPORT AGREEMENT

This RESTRUCTURING AND PLAN SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 11, 2012, by and among (i) Reddy Ice Holdings, Inc. (“Reddy Holdings”) and Reddy Ice Corporation (“Reddy Corp” and with Reddy Holdings, the “Company” or the “Debtors”) and (ii) each of the undersigned holders of the Notes (as defined below) set forth on the signature pages hereto solely in its capacity as a holder thereof and not in its capacity as a holder of any other claim or interest against the Debtors (each, a “Consenting Holder”) (each of the foregoing, a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and the Consenting Holders have negotiated restructuring and recapitalization transactions (collectively, the “Transactions”), pursuant to the terms and conditions set forth in (a) the Joint Plan of Reorganization of Reddy Holdings and Reddy Corp pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan), a copy of which is attached hereto as Exhibit A, (b) the Investment Agreement, a copy of which is attached hereto as Exhibit B and (c) this Agreement, with respect to the capital structure of the Company, including the Company’s obligations under (i) the 11.25% Senior Secured Notes due 2015 (the “First Lien Notes”) issued pursuant to that certain Indenture, dated as of March 15, 2010 (the “First Lien Notes Indenture”), by and among Reddy Corp., as issuer, certain of its Affiliates, as guarantors, and Wells Fargo Bank, N.A., as Trustee (the “First Lien Notes Indenture Trustee”), the (ii) 13.25% Senior Secured Notes due 2015 (the “Second Lien Notes”) issued pursuant to that certain Indenture, dated as of March 15, 2010 (the “Second Lien Notes Indenture and together with the First Lien Notes Indenture, the “Indentures”), by and among Reddy Corp., as issuer, certain of its Affiliates, as guarantors, and Wells Fargo Bank, N.A., as Trustee (the “Second Lien Notes Indenture Trustee” and jointly in its capacity as First Lien Notes Indenture Trustee, the “Indenture Trustees”), and (iii)  the 10 ½% Senior Discount Notes due 2012 (the “Holdco Notes and together with the First Lien Notes and the Second Lien Notes, the “Notes”) issued pursuant to that certain Indenture, dated as of October 27, 2004 (the “Holdco Indenture”), by and between Reddy Holdings, as issuer, and U.S. Bank National Association as Trustee (the “Holdco Trustee”);

WHEREAS, the Company intends to commence voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) in order to obtain Bankruptcy Court approval of the Plan and effectuate the Transactions;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.                  Plan and Investment Agreement.  The Plan and the Investment Agreement are expressly incorporated herein and are made part of this Agreement.  The Plan is supplemented by the terms and conditions of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, this Agreement shall control.  In the event of any inconsistency between the Investment Agreement and this Agreement, the Investment Agreement shall control (other than with respect to the treatment of the Holdco Notes under the Plan and distributions in respect thereof, as to which this Agreement shall control).

Section 2.                  Commitments Regarding the Transactions.

2.01.                        Agreement to Vote.  As long as this Agreement has not terminated in accordance with the terms hereof, each Consenting Holder agrees that it shall, subject to the commencement of the Plan solicitation pursuant to applicable law and receipt by such Consenting Holder of a disclosure statement and other solicitation materials in respect of the Plan, which disclosure statement and solicitation materials reflect the agreement set forth in the Plan and are otherwise substantially in the form attached hereto as Exhibit C (collectively, the “Solicitation Materials”):

(a)          vote all of its Claims, including but not limited to its First Lien Notes Claims, First Lien Notes Guarantee Claims, Second Lien Notes Claims, Second Lien Notes Guarantee Claims, Second Lien Notes Deficiency Claims, Second Lien Notes Guarantee Deficiency Claims and Discount Notes Claims to accept the Plan by delivering its duly executed and completed ballot or ballots (as applicable) accepting the Plan on a timely basis, and not change or withdraw such vote; and

(b)         vote all of its Claims, including but not limited to its First Lien Note Claims, First Lien Notes Guarantee Claims, Second Lien Note Claims, Second Lien Notes Deficiency Claims, Second Lien Notes Guarantee Claims, Second Lien Notes Guarantee Deficiency Claims, and Discount Notes Claims to reject any other proposed plan of reorganization that is not the Plan by delivering duly executed and completed ballot or ballots (as applicable) rejecting any such plan on a timely basis, and not change or withdraw such vote; and

(c)          (1) actively support acceptance, implementation, confirmation and effectiveness of the Plan, and (2) not, in any capacity (A) object to, delay, impede or take any other action that would interfere with acceptance, implementation, confirmation or effectiveness of the Plan, (B) propose, file, support or vote for any restructuring, workout, plan of arrangement or plan of reorganization for the Company other than the Plan, or (C) direct the Indenture Trustees, the Holdco Trustee or any other party to take any action contemplated in subclauses (A) and (B) of this Section 3.01(b);

provided, however, that the foregoing provisions will not (1) prohibit any Consenting Holder from taking, or directing the Indenture Trustees or the Holdco Trustee to take, any action relating to the maintenance, protection and preservation of the interests of such Holder in the Collateral (as defined in the Indentures); (2) prohibit any Consenting Holder from objecting, or directing the Indenture Trustees or the Holdco Trustee to object, to any motion or pleading filed with the

Bankruptcy Court seeking approval to use cash collateral (as defined in the Bankruptcy Code) or to obtain debtor-in-possession financing other than on substantially the same terms and conditions set forth on Exhibit D attached hereto; (3) limit any Consenting Holder’s rights under the Indentures, the Holdco Indenture and/or applicable law to appear and participate as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with the Plan and do not hinder, materially delay or prevent consummation of the Transactions; or (4) limit the ability of any Consenting Holder to consult with the Company or any other Consenting Holder.

2.02.                        Commitments of Company.  The Company shall:

(a)          do all things necessary and appropriate in furtherance of the Transactions and the Plan, including, without limitation, (i) commencing solicitation of votes for the Plan on or before April 11, 2012, (ii) commencing the Chapter 11 Cases on or before April 12, 2012 (the “Outside Petition Date,” and the actual commencement date, the “Petition Date”), (iii) taking all steps necessary or desirable to obtain an order of the Bankruptcy Court, in form and substance acceptable to the Consenting Holders, confirming the Plan within the timeframes contemplated by this Agreement (including Section 4.01 hereof); (iv) obtain any and all required regulatory and/or third-party approvals for the Transactions embodied in the Plan; and (v) not take any action that is inconsistent with, or is intended or is likely to interfere with, consummation of the Transactions and the Plan;

(b)         file a motion to approve the Plan and the applicable Solicitation Materials with the Bankruptcy Court on the Petition Date, together with such other first day motions and pleadings as may be reasonably acceptable, in form and substance, to the Consenting Holders;

(c)          (i) diligently pursue the acquisition of, or of all or substantially all of the assets of, Arctic Glacier Income Fund and its affiliates (collectively, “Arctic”) including by complying with, the procedures set forth in Schedule B to the Initial Order, dated as of February 22, 2012, entered in the proceedings of Arctic under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA Proceedings”) or any other order or obligation entered in the CCAA Proceedings or in the related Chapter 15 cases filed in the United States Bankruptcy Court for the District of Delaware; (ii) diligently pursue commitments in respect of the debt financing required to consummate the Arctic transaction on material economic terms reasonably acceptable to the Consenting Holders; and (iii) otherwise cooperate, and cause its advisors to cooperate, with the Consenting Holders and their advisors in connection with the Arctic acquisition, including without limitation by providing status reports on the Arctic acquisition to the Consenting Holders upon the reasonable request of any Consenting Holder;

(d)         file no later than five days before the commencement of a hearing on confirmation of the Plan a proposed form of order confirming the plan (the “Confirmation Order”) that is reasonably acceptable to the Consenting Holders;

(e)          provide draft copies of all documents and pleadings the Company intends to file with the Bankruptcy Court to counsel for the Consenting Holders at least one (1) business day before the date upon which the Company intends to file such document and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.

2.03.                        Transfer of Interests and Securities.  Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Consenting Holder to sell, use, assign, transfer or otherwise dispose of (“Transfer”) any of the Notes; provided, however, that from and after the date hereof until termination of this Agreement pursuant to the terms hereof (such period, the “Restricted Period”), no Consenting Holder shall Transfer any Notes, and any purported Transfer of Notes shall be void and without effect, unless (a) the transferee is a Consenting Holder or (b) if the transferee is not a Consenting Holder prior to the Transfer, such transferee delivers to the Company, at or before the time of the proposed Transfer, an executed joinder to this Agreement in substantially the form of Exhibit E hereto (a “Joinder”).  This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Notes; provided, however, that such additional Notes shall automatically and immediately upon acquisition by a Consenting Holder be deemed subject to all of the terms of this Agreement whether or not notice of such acquisition is given to the Company.

Section 3.                  Representations and Warranties

3.01.                        Representations of the Company.  The Company represents and warrants that, as of the date hereof:

(a)          Solicitation.  The Company believes the solicitation of votes on the Plan was conducted in compliance with section 1125(g) of the Bankruptcy Code.

3.02.                        Representation of Consenting Holders.  Each of the Consenting Holders, severally and not jointly, represents and warrants that, as of the date hereof:

(a)          Note Holdings.  It (i) is the beneficial owner of the face amount of Notes reflected in such Consenting Holder’s signature block to this Agreement, or (ii) has investment or voting discretion with respect to such Notes and the power and authority to bind the beneficial owner(s) of, such Notes to the terms of this Agreement.

(b)         No Encumbrance.  Other than pursuant to this Agreement, such Notes are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would materially adversely affect such Consenting Holder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed.

(c)          Securities Law.  (i) It is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933 (the “Securities Act”) or (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act, and (ii) any securities acquired by the Consenting Holder in connection with the transactions described herein will not have been acquired with a view towards distribution.

3.03.                        Mutual Representations, Warranties and Covenants.  Each of the Parties, severally and not jointly, represents, warrants and covenants to each other Party, as of the date hereof, as follows (each of which is a continuing representation, warranty and covenant):

(a)          Enforceability.  It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability.

(b)         No Consent or Approval.  Except as expressly provided in this Agreement or the Bankruptcy Code, no consent or approval is required to be obtained by any such Party from any other person or entity in order for such Party to carry out the Transactions contemplated by, and perform its respective obligations under, this Agreement.

(c)          Power and Authority.  Except as expressly provided in this Agreement or the Bankruptcy Code it has all requisite power and authority to enter into this Agreement and to carry out the Transactions contemplated by, and perform its respective obligations under, this Agreement.

(d)         Authorization.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

(e)          Governmental Consents.  The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body to be made or obtained by such Party.

(f)            No Conflicts.  The execution, delivery and performance of this Agreement does not and shall not:  (i) violate any provision of law, rules or regulations applicable to it or any of its subsidiaries; (ii) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

Section 4.                  Termination Events.

4.01.                        Consenting Holder Termination Events.

(a)          Subject to the terms of this section 4.01, this Agreement shall terminate as to each Consenting Holder, automatically and without requirement of notice or other action by such Consenting Holder, unless termination is waived in writing by such Consenting Holder in its sole discretion, following the occurrence of any of the following events:

(i)                                     failure of the Debtors to commence solicitation of the holders of First Lien Notes, Second Lien Notes and Holdco Notes in favor of the Plan, consistent with applicable law by April 11, 2012;

(ii)                                  failure of the Debtors to commence the Chapter 11 Cases with the Bankruptcy Court on or before the Outside Petition Date;

(iii)                               failure of the Debtors to receive the requisite Class vote of either the First Lien Note Claims, the Second Lien Note Claims or the Holdco Notes Claims in favor of the Plan by May 9, 2012;

(iv)                              the Debtors fail to obtain interim or final Bankruptcy Court approval of, and enter into, debtor-in-possession financing arrangements reasonably acceptable to the Consenting Holders within 2 days after the Petition Date; and

(v)                                 the Investment Agreement shall have terminated in accordance with its terms;

(vi)                              the Bankruptcy Court’s order setting a hearing to approve the Solicitation Materials and confirm the Plan shall not have been entered by the Bankruptcy Court within 2 days after the Petition Date, or as soon thereafter as the Bankruptcy Court’s schedule permits;

(vii)                           the hearing to consider confirmation of the Plan shall not have commenced by the taking of a material amount of testimony by the Bankruptcy Court within 35 days after the Petition Date;

(viii)                        the Bankruptcy Court shall enter an order denying confirmation of the Plan;

(ix)                                the Confirmation Order shall not have been entered by the Bankruptcy Court by May 18, 2012;

(x)                                   the Confirmation Order shall not be in form and substance reasonably acceptable to the Consenting Holders;

(xi)                                the Confirmation Order shall not have become a final non-appealable order by June 1, 2012;

(xii)                             the effective date of the Plan shall not have occurred by June 5, 2012 ;

(xiii)                          the Company shall enter into any debt commitment with respect to financing the acquisition of Arctic that is not reasonably acceptable to the Consenting Holders (other than Consenting Holders holding Holdco Notes); provided, Consenting Holders holding Holdco Notes shall have the right to object to any motion or other application filed by any party in the Chapter 11 Cases seeking approval of the Bankruptcy Court or any other relief with respect to any such debt commitment (and, for the avoidance of doubt, no such objection by a Consenting Holder holding Holdco Notes shall constitute a breach or other violation of this Agreement), and the Company agrees to use its best efforts to provide notice and a copy of any such motion (together with any exhibits and proposed form of order) to the Consenting Holders holding Holdco Notes not fewer than two days prior to filing any such motion;

(xiv)                         the breach in any material respect by the Company of any of the obligations, representations, warranties or covenants of the Company set forth in this Agreement;

(xv)                            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling or order preventing consummation of the Transactions (collectively, a “Governmental Stay”); provided, however, that the Company shall have five business days after receiving notice of the imposition of such Governmental Stay from such governmental authority to cause such Governmental Stay to be lifted, irrespective of whether such Governmental Stay may reasonably be expected to be lifted within such five-day period;

(xvi)                         the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; the dismissal or termination of one or more of the Chapter 11 Cases; or, with respect to any of the foregoing, any Debtor’s application for, consent to, or acquiescence in, any such relief;

(xvii)                      the appointment of an interim or permanent trustee, receiver or examiner with expanded powers to operate or manage the financial affairs, business or reorganization of any Debtor in one or more of the Chapter 11 Cases;

(xviii)                   the material amendment or modification of, or filing of a pleading by the Company seeking to materially amend or modify the Plan, the Solicitation Materials, any exhibits thereto or any related documents in a manner not reasonably acceptable to each Consenting Holder;

(xix)                           the Debtors file any motion or pleading with the Bankruptcy Court seeking approval to use cash collateral (as defined in the Bankruptcy Code) other than on terms and conditions reasonably acceptable to the Consenting Holders that hold First Lien Notes;

(xx)                              the Debtors file any motion or pleading with the Bankruptcy Court or take any other action, or the Bankruptcy Court enters any Order, that is not consistent in any material respect with this Agreement, the Plan or any documents related to the foregoing; or

(xxi)                           the Debtors shall have obtained any debtor-in-possession financing or an order governing cash collateral shall have been entered, in each case, that is not on the terms set forth on Exhibit D and otherwise reasonably acceptable to the Consenting Holders that hold First Lien Notes;

Notwithstanding the foregoing, any date by which the Company must accomplish any action set forth in this Agreement may be extended by up to 30 days through the written consent of Centerbridge, in its capacity as Investor under the Investment Agreement, and thereafter by the written consent of not fewer than two Consenting Holders, which Consenting Holders hold at least 50% of the aggregate principal amount of the First Lien Notes and Second Lien Notes held by all Consenting Holders.

(b)         Consenting Holders holding Holdco Notes shall have the right to terminate their obligations under this Agreement, without any liability therefor, by written notice to the Parties hereto upon the occurrence of any of the following:

(i)                                     either the Plan or the Investment Agreement is revised, amended, superseded or otherwise modified to alter in a manner adverse to the interests of the Consenting

Holders holding Holdco Notes, reduce or eliminate the obligation of the Sponsor to (A) convert (in accordance with the terms and conditions of the Investment Agreement as in effect on the date hereof) $68.18 million in aggregate principal amount and accrued and unpaid interest of its First Lien Notes into preferred stock of Reddy Holdings with a liquidation preference of $75 million; (B) directly purchase New Preferred Stock of Reddy Holdings in an amount not less than $7.5 million; or (C) backstop the $17.5 million rights offering for New Preferred Stock of Reddy Holdings (such obligations being referred to as the “Sponsor Equity Investments”); or

(ii)                                  either the Plan or Investment Agreement is amended or modified to provide that any of the Sponsor Equity Investments shall consist of any equity interest in Reorganized Reddy Corp. or any other entity other than Reddy Holdings.

4.02.                        Company Termination Events.  The Company may terminate this Agreement as to all Parties upon five business days’ prior written notice, delivered in accordance with Section 5.11 hereof, upon the occurrence of any of the following events:  (a) the breach by one or more of the Consenting Holders representing more than 50% of the aggregate principal of Notes held by the Consenting Holders of any of the representations, warranties or covenants of such Consenting Holders set forth in this Agreement that would have a material adverse impact on the Company, or the consummation of the Transactions, that remains uncured for a period of five (5) business days after the receipt by the Consenting Holders of notice of such breach; (b) the board of directors of the Company (the “Board”) reasonably determines based upon the advice of counsel that proceeding with the Transactions would be a breach of its fiduciary duties; or (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling or order preventing consummation of a material portion of the Transactions, unless the Company has sought or supported the entry of any such injunction, judgment, decree, charge, ruling or order.

4.03.                        Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement among (a) the Company and (b) the Consenting Holders.

4.04.                        Effect of Termination.

(a)          Upon termination of this Agreement pursuant to Section 4.01, 4.01(b) or 4.03, this Agreement (including, without limitation, any Joinder executed prior to such termination) shall be of no further force and effect and each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement (including, without limitation, any Joinder executed prior to such termination) and shall have the rights and remedies that it would have had had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of termination.

(b)         Upon any termination of this Agreement, each Consenting Holder may, upon written notice to the Company and the other Parties, revoke its vote or any consents given by such Consenting Holder prior to such termination, whereupon any such vote or consent shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Transactions, the Plan or this Agreement.  If this Agreement has been terminated as to any Consenting Holder in accordance with this section at a time when permission of the Bankruptcy Court shall be required for a Consenting Holder to change or withdraw its vote to accept the Plan, the Company shall support and not oppose any attempt by such Consenting Holder to change or withdraw such vote at such time.

(c)          Notwithstanding the foregoing, the Company agrees that its obligations pursuant to Section 5.17, and the provisions of Sections 5.02, 5.06, 5.08, 5.10, 5.13, 5.14, 5.15 and 5.16 shall survive any termination of this Agreement and shall at all times continue to be enforceable against the Company and, as applicable, the other Parties.

4.05.                        Termination Upon Effective Date of Plan.  This Agreement shall terminate automatically without any further required action or notice on the date that the Plan becomes effective (immediately following the effectiveness of the Plan).

Section 5.                  Miscellaneous.

5.01.                        Further Assurances.  Subject to the other terms of this Agreement, each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, implementation and consummation of the Plan and the Transactions, as well as the negotiation, drafting, execution and delivery of the definitive documentation relating thereto.  Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings (provided, however, that no Consenting Holder shall be required to incur any material cost, expense or liability in connection therewith), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

5.02.                        Confidentiality; Disclosure.  The Company shall not, without the prior written consent of the applicable Consenting Holder, disclose publicly, or to any person (i) the amount of Notes held by any Consenting Holder or (ii) the identity of any Consenting Holder as a party to this Agreement, in any public manner, including in the Solicitation Materials, the Plan or any related press release; provided, however, that (i) the Company may disclose such names or amounts to the extent that it is required to do so by any governmental or regulatory authority, provided that the Company will exercise commercially reasonable efforts to provide reasonable prior notice of such disclosure to the Consenting Holders, and (ii) the Company may disclose the aggregate percentage or aggregate principal amount of First Lien Notes and Second Lien Notes held by the Consenting Holders (without naming such Consenting Holders).  No Consenting Holder shall, without the prior written consent of the Company, make any public announcement or otherwise communicate (other than to decline to comment) with any media with respect to this Agreement, the Plan, the Investment Agreement or any of the transactions contemplated hereby or thereby, other than as may be required by applicable law and regulation or by any governmental or regulatory Company.  The Company shall not use the name of any Consenting Holder in any press release without such Consenting Holder’s prior written consent.

5.03.                        Complete Agreement.  This Agreement (and the schedules and exhibits hereto) is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto.  No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

5.04.                        Parties.  This Agreement shall be binding upon, and inure to the benefit of, the Parties.  No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 2.03 hereof.

5.05.                        Headings.  The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

5.06.                        GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY.  THIS AGREEMENT IS TO BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in either the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement:  (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto; provided, however, that when the Company commences the Chapter 11 Cases and for so long as the Chapter 11 Cases are pending, the Bankruptcy Court shall be the sole Chosen Court.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.07.                        Execution of Agreement.  This Agreement may be executed and delivered (by facsimile, electronic mail or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

5.08.                        Interpretation.  This Agreement is the product of negotiations between the Company, and the Consenting Holders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  Each Consenting Holder enters into this Agreement solely in its capacity as a Holder (as defined in the First Lien Notes Indenture, Second Lien Notes Indenture and the Holdco Indenture as applicable) and solely with respect to its claims as a Holder.

5.09.                        Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

5.10.                        Relationship Among Parties.  It is understood and agreed that no Consenting Holder has any fiduciary duty or other duty of trust or confidence in any form with any other Consenting Holder or the Company.  No prior history, pattern or practice of sharing confidences among or between the Consenting Holders or a Consenting Holder and the Company shall in any way affect or negate this understanding and agreement.

5.11.                        Notices.  All notices hereunder shall be deemed given if in writing and delivered, if sent by telecopy, electronic mail, courier or registered or certified mail (return receipt requested) to the following addresses and telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

(a)          if to the Company, to:

Reddy Ice Corporation

8750 North Central Expressway

Suite 800

Dallas, TX 75231

Attention:  Steven J. Janusek

Facsimile No.:  (214) 528-1532

Email address:  s.janusek@reddyice.com

with copies (which shall not constitute notice) to:

DLA Piper LLP
1251 Avenue of the Americas
New York, NY 10020
Attention:  Jamie Knox, Esq. and Gregg Galardi, Esq.
Facsimile:  (212) 884-8692
Email addresses:  Jamie.Knox@dlapiper.com and Gregg.Galardi@dlapiper.com

(b)         if to a Consenting Holder or a transferee thereof, to the addresses or telecopier numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with a copy to counsel to the Consenting Holders that represent certain holders of First Lien Notes, Second Lien Notes and Holdco Notes:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd St.

New York, NY 10019

Attention:  Joshua A. Feltman, Esq.

Email address: JAFeltman@wlrk.com

-and-

Kirkland & Ellis LLP (as counsel to Centerbridge)

300 North LaSalle

Chicago, IL 60654

Fax: (312) 862-2200

Attention:  Anup Sathy, P.C.

(anup.sathy@kirkland.com)

-and-

Kirkland & Ellis LLP (as counsel to Centerbridge)

601 Lexington Avenue

New York, New York 10022

Fax: (212) 446-6460

Attention:  Joshua A. Sussberg, Esq.

(joshua.sussberg@kirkland.com)

-and-

Arnold & Porter LLP

555 Twelfth Street, N.W.

Washington, D.C.  20004

Fax: (202) 942-5999

Attention:  Andrew J. Varner

(andrew.varner@aporter.com)

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.

5.12.                        Waiver.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, or shall be deemed in any manner to waive, limit, impair or restrict any right or the ability of any Consenting Holder to protect and preserve its rights, remedies and interests, in respect of the Notes.  Without limiting the foregoing sentence in any way, if the Transactions are not consummated, or if this Agreement is terminated for any reason (other than Section 4.05 hereof), the Parties each fully reserve any and all of their rights and remedies.

5.13.                        Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder without any requirement to post a bond or other security in connection therewith.

5.14.                        Several, Not Joint, Obligations.  The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

5.15.                        Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

5.16.                        No Third-Party Beneficiaries.  This Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

5.17.                        Expense Reimbursement/Indemnification.

(a)          Regardless of whether the Transactions are consummated, the Company shall promptly pay in cash upon demand any and all reasonable and documented accrued and unpaid out-of-pocket expenses incurred by the Consenting Holders (including, without limitation, all reasonable and documented fees and out-of-pocket expenses of the legal counsel to the Consenting Holders, Wachtell, Lipton, Rosen and Katz, and to Centerbridge Advisors II, LLC, Kirkland & Ellis LLP) in connection with the negotiation, documentation and consummation of this Agreement, the Plan, the Solicitation Materials and all other documents related to the Plan and the Transactions.

(b)         Whether or not the Transactions or the Arctic acquisition are consummated or this Agreement is terminated, and notwithstanding any investigation on the part of the Consenting Holders, the Debtors (in such capacity, the “Indemnifying Parties”) shall jointly and severally indemnify and hold harmless each Consenting Holder and its Affiliates, members, partners, equityholders, officers, directors, employees, representatives, agents, advisors and controlling persons (each, in such capacity, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses (including counsel fees), joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation, action, complaint, charge, arbitration, audit, hearing, investigation, inquiry, suit or proceeding (collectively, “Actions”) with respect to the Transactions, this Agreement, the Arctic acquisition, the Plan (or the solicitation thereof), the Investment Agreement, the Chapter 11 Cases, in each case, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, monitoring, responding to or defending any of the foregoing; provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from gross negligence or willful misconduct on the part of such Indemnified Person.  If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations.

5.18.                        Reservation.

(a)          Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries), including without limitation any rights under the Intercreditor Agreement (as defined in the Indentures).

(b)         Notwithstanding anything to the contrary herein, nothing in this Agreement shall require any Consenting Holder or representative of a Consenting Holder that becomes a member of a statutory committee that may be established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member; provided, however, that nothing in this Agreement shall be construed as requiring any Consenting Holder to serve on any statutory committee in the Chapter 11 Cases.

5.19.                        No Solicitation; Representation by Counsel; Adequate Information.

(a)          This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases.  The acceptances of the Consenting Holders with respect to the Plan will not be solicited until such Consenting Holder has received the Solicitation Materials and related ballots and solicitation materials.

(b)         Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c)          Each Consenting Holder acknowledges, agrees and represents to the other Parties that it has such knowledge and experience in financial and business matters that such Consenting Holder is capable of evaluating the merits and risks of the securities to be acquired by it pursuant to the Restructuring Transactions and understands and is able to bear any economic risks with such investment.

5.20.                        Amendments.  Except as otherwise set forth herein, this Agreement may not be modified, amended or supplemented except in writing signed by the Company and each of the Consenting Holders (other than Consenting Holders holding Holdco Notes, except to the extent such modification, amendment or supplement materially adversely affects such Holders’ treatment under the Plan).

5.21.                        Miscellaneous.  Notwithstanding anything in this Agreement to the contrary, any Claims held as of the date hereof by Fidelity Research and Management Co. or any of its affiliates or any funds for which it is the investment advisor (collectively, “Fidelity”), including, without limitation, any Second Lien Notes, that are not set forth beside Fidelity’s signature pages hereto (the “Excluded Fidelity Claims”), are not subject to this Agreement or any of the terms hereof.  For the avoidance of doubt, Fidelity may vote or transfer any Excluded Fidelity Claims without regard to any limitations set forth herein, and can act in any manner in its capacity as a holder of such Excluded Fidelity Claims, including, without limitation, to vote against or oppose the Plan.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

[signature pages follow]

Signature Page to the Restructuring and Plan Support Agreement

REDDY ICE HOLDINGS, INC.
REDDY ICE CORPORATION

By:	/s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to the Restructuring and Plan Support Agreement

Signature Pages of the Consenting Holders are on file with the Company and will be made available to the SEC upon request.

Name of Entity:

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Amount First Lien Notes
Amount Second Lien Notes
Amount Holdco Notes

EXHIBIT A

PLAN

[See Exhibit 99.5]

EXHIBIT B

INVESTMENT AGREEMENT

[See Exhibit 99.1]

EXHIBIT C

SOLICITATION MATERIALS

[see attached]

EXHIBIT D

DIP

[see attached]

EXHIBIT E

JOINDER AGREEMENT

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring and Plan Support Agreement (the “Agreement”), dated as of                   , 20      , by and among the Company, and certain holders of Notes (as defined in the Agreement), including the transferor (the “Transferor”) to the Transferee of the Notes listed below (the “Transferred Notes”).

The Transferee hereby agrees to be bound by the terms and conditions of the Agreement with respect to the Transferred Notes, and any Notes that Transferee may hereafter acquire, it being understood that the Transferee shall hereafter be a “Consenting Holder” under the Agreement.  The Transferee hereby affirms as to itself the representations of the Consenting Holders contained in the Agreement.

The Transferee specifically agrees to be bound by the vote of the Transferor in respect of the Plan if cast before the effectiveness of the transfer of the Transferred Notes.

Date Executed: , 20
Print name of Transferee

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Principal Amount Held

First Lien Notes
Second Lien Notes
Holdco Notes